Exhibit 99.1
Encore Energy Partners LP Announces Increased Distribution of $0.5755 per Unit Based on New Distribution Formula and First Quarter Results
FORT WORTH, Texas — (BUSINESS WIRE) – May 6, 2008
Encore Energy Partners LP (NYSE: ENP) (the “Partnership” or “ENP”) today announced its first quarter distribution amount of $0.5755 per unit for the quarter ended March 31, 2008, or $2.302 per unit on an annualized basis, and unaudited first quarter 2008 results.
Approved Distributions
The Board of Directors of the general partner of the Partnership has approved a new distribution formula. The Partnership will distribute to the unitholders 50 percent of the excess distributable cash flow above: (1) an implied minimum quarterly distribution of $0.4325 per unit or $1.73 per unit annually and (2) a minimum coverage ratio of at least 1.10 times cash available for distribution. The new distribution formula results in a distribution of $0.5755 per unit for the quarter ended March 31, 2008, or $2.302 per unit on an annualized basis.
Jon S. Brumley, Chief Executive Officer of Encore Energy Partners GP LLC, stated, “We are pleased to be offering this new distribution formula. It highlights what we can do with a first class set of assets and a savvy hedging program. Because of our hedging program, we can maintain a minimum distribution of $1.73 and maintain a 1.10 times coverage ratio even if commodity prices decline significantly. At current commodity levels, we can maintain a high coverage ratio of 1.4 times, pay down debt, and distribute more cash to the unitholders. We could not accomplish all of this without a first class set of properties that are shallow declining and high margin. This distribution is unique and takes advantage of the positive attributes of Encore Energy Partners. ”
Using the distribution criteria outlined above, the Board of Directors of Encore Energy Partners GP LLC has approved a distribution of $19.2 million to be paid on or about May 15, 2008 to unitholders of record on May 9, 2008. The $2.302 per unit annualized distribution represents a 49 percent increase over the fourth quarter annualized distribution rate of $1.55 per unit and a 64 percent increase over the annualized distribution rate of $1.40 per unit at the time of ENP’s initial public offering eight months ago.

Encore Energy Partners LP
First Quarter 2008 Results
Summary of First Quarter 2008 Results
The following table highlights certain reported amounts for the first quarter of 2008 (common units and $ in millions):

Three Months
Ended March 31,
2008
Adjusted EBITDAX	$31.8
Net income	$4.1
Net income excluding certain charges	$18.8
Distributable cash flow	$26.7
Total distributions to be paid	$19.2
Coverage ratio	1.39
Weighted average diluted common units outstanding	28.6
Oil and natural gas revenues	$44.2
Average daily production volumes (BOE/D)	6,309
Oil as a percentage of total production volumes	74%
Oil and natural gas capital costs	$5.9
Adjusted earnings before interest, income taxes, depletion, depreciation, and amortization, non-cash unit-based compensation, non-cash derivative fair value loss, and exploration expense (“Adjusted EBITDAX”) totaled $31.8 million for the first quarter of 2008. For the first quarter of 2008, distributable cash flow totaled $26.7 million. Adjusted EBITDAX and distributable cash flow are reconciled to their most directly comparable GAAP measures in the attached financial schedules.
ENP’s net income for the first quarter of 2008 was $4.1 million ($0.01 per diluted common unit). The first quarter results included a net derivative fair value loss of $15.6 million which comprises a loss of $2.1 million related to derivative premium amortization, a $13.6 million loss related to non-cash change in derivative fair value related to future periods, and a gain of $0.2 million related to cash settlements. The first quarter of 2008 also included a charge of $1.1 million for non-cash compensation expense. Net income excluding certain charges for the first quarter of 2008 was $18.8 million ($0.52 per diluted common unit). Net income excluding certain charges for the first quarter of 2008 excludes derivative gains and losses not related to the current period and non-cash compensation expense. Net income excluding certain charges is reconciled to its most directly comparable GAAP measure of net income in the attached financial schedules.
Depletion, depreciation, and amortization expense for the first quarter of 2008 was $15.89 per BOE, which was higher than the previously released guidance of $13.25 to $13.75 per BOE, as the overall historical cost basis of properties purchased from EAC in the first quarter of 2008 was higher than previously estimated. Due to the accounting for transactions between entities under common control, the properties purchased from EAC are recorded at historical cost instead of current fair value.
G&A expense for the first quarter of 2008 was $5.09 per BOE, which was higher than previously released guidance of $4.25 to $4.50 per BOE due to $0.3 million of additional legal, accounting, and valuation expenses related to the drop-down of properties from EAC in the first quarter of 2008. Also,

Encore Energy Partners LP
First Quarter 2008 Results
beginning April 1 of each year the amount payable by ENP to Encore Operating, L.P., a subsidiary of EAC, for services performed in conjunction with Partnership operations under its administrative services agreement, increases by the COPAS Wage Index Adjustment for the current year. Adjusting for this, the amount payable under the administrative services agreement beginning April 1, 2008 increased to $1.84 per BOE of ENP’s production from $1.75 per BOE.
For the first quarter of 2008, the Partnership’s average realized oil price was $87.30 per barrel (“Bbl”) ($10.44 per Bbl negative differential to the average NYMEX oil price of $97.74) and the average realized natural gas price was $7.88 per thousand cubic feet (“Mcf”) ($0.14 per Mcf negative differential to the average NYMEX natural gas price of $8.02). These prices were significantly higher than the Partnership’s realized prices in the third and fourth quarters of 2007 and are the primary driver behind the Partnership’s increased revenue and the ability of the Partnership to increase its cash available for distribution (as discussed above). As a percentage of NYMEX, the Partnership’s oil and natural gas differentials averaged 11 percent and 2 percent, respectively, both of which are notably tighter than the Partnership’s previously released guidance of 19 percent for oil and 11 percent for natural gas.
Average daily production for the first quarter of 2008 was 4,682 Bbls of oil per day and 9,760 Mcf of natural gas per day, for a combined 6,309 BOE per day (“BOE/D”). This was in line with previously released guidance.
Operations Update
The Partnership invested $5.9 million in its capital programs during the first quarter of 2008 drilling 25 gross wells (6.9 net), all of which were successful.
During the third quarter of 2008, the Partnership will be installing two nitrogen membrane units at the Elk Basin gas plant at a cost of $1.2 million (gross). These units will remove nitrogen from the recycled gas stream, enhancing the BTU content of the gas for plant fuel. This installation will reduce the amount of purchased fuel gas required for plant operations by approximately half, resulting in substantial operating cost savings of approximately $0.6 million (gross) per quarter or $2.4 million (gross) on an annual basis.
Acquisitions Update
On February 7, 2008, the Partnership closed on its previously announced acquisition of oil and natural gas producing properties in the Permian and Williston Basins from EAC in exchange for total consideration of approximately $250.4 million, subject to customary adjustments. The consideration for the acquisition consisted of $125.4 million in cash and approximately 6.88 million common units representing limited partner interests in ENP. In order to fund the cash portion of the purchase price, ENP borrowed under its existing $300 million revolving credit facility.
Subsequent to the end of the first quarter, the Partnership acquired an existing net profits interest in its Crockett County properties in exchange for 283,700 common units of ENP valued at $5.8 million, subject to customary closing adjustments. The deal closed on May 1, 2008.

Encore Energy Partners LP
First Quarter 2008 Results
Second Quarter 2008 Outlook
The Partnership expects the following for the second quarter of 2008:

Average daily production volumes	6,000 to 6,600 BOE/D
Oil and natural gas related capital (second quarter 2008)	$2.5 to $3.5 million
Maintenance capital requirements per year – Long-term	$13.7 million
Lease operations expense	$10.75 to $11.75 per BOE
G&A expenses (excl non-cash comp)	$3.40 to $3.85 per BOE
Depletion, depreciation, and amortization	$15.75 to $16.25 per BOE
Production, ad valorem, and severance taxes	11.2% of oil and natural gas revenues
Oil differential (% of NYMEX)	-13% of NYMEX oil price
Natural gas differential — dry gas (% of NYMEX)	-11% of NYMEX natural gas price
During the first quarter of 2008, as a result of the increase in debt levels resulting from the property acquisition, ENP entered into three-year interest rate swaps whereby it swapped $100 million of floating rate debt to a weighted average fixed LIBOR rate of 3.06 percent and an expected margin of 1.25 percent on the Partnership’s revolving credit facility.
Because the assets acquired from EAC in the Permian and Williston Basins were acquired from an affiliate, the acquisition is accounted for as a transaction between entities under common control, similar to a pooling, whereby the assets and liabilities are recorded at EAC’s historical cost and the historical financial information is recast to include the acquired properties. As a result, the historical financial information of the Partnership has been recast to include the historical operating results and related production volumes of the Permian and Williston Basin assets throughout the periods presented.
Conference Call Details
Title: Encore Acquisition Company and Encore Energy Partners LP Conference Call
Date and Time: Thursday, May 8, 2008 at 11:00 a.m. Central Time
Webcast: Listen to the live broadcast via http://www.encoreenp.com
Telephone: Dial 877-356-9552 ten minutes prior to the scheduled time and request the conference call by supplying the title specified above or ID 44369463.
A replay of the conference call will be archived and available via the Partnership’s website at the above web address or by dialing 800-642-1687 and entering conference ID 44369463. The replay will be available through May 22, 2008. International callers can dial 706-679-0419 for the live broadcast or 706-645-9291 for the replay.
About the Partnership
Encore Energy Partners LP was formed by Encore Acquisition Company to acquire, exploit, and develop oil and natural gas properties and to acquire, own, and operate related assets. ENP’s assets

Encore Energy Partners LP
First Quarter 2008 Results
consist primarily of producing and non-producing oil and natural gas properties in the Big Horn Basin of Wyoming and Montana, the Williston Basin of North Dakota, and the Permian Basin of West Texas.
Cautionary Statement
This press release includes forward-looking statements, which give ENP’s current expectations or forecasts of future events based on currently available information. Forward-looking statements in this press release relate to, among other things, expected distributions, the benefits, timing and mix of acquisitions, expected production volumes, expected expenses, expected taxes, expected capital expenditures, expected differentials and any other statements that are not historical facts. The assumptions of management and the future performance of ENP are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect ENP’s business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; ENP’s ability to find, acquire, market, develop, and produce new properties; the risk of drilling dry holes; oil and natural gas price volatility; derivative transactions (including the costs associated therewith); uncertainties in the estimation of proved, probable, and potential reserves and in the projection of future rates of production and reserve growth; inaccuracies in ENP’s assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; climatic conditions; availability and cost of material and equipment; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of ENP’s properties; diversion of management’s attention from existing operations while pursuing acquisitions; availability of capital; the strength and financial resources of ENP’s competitors; regulatory developments; environmental risks; uncertainties in the capital markets; uncertainties with respect to asset sales; general economic and business conditions; industry trends; and other factors detailed in ENP’s 2007 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. ENP undertakes no obligation to publicly update or revise any forward-looking statements.
Contacts
Encore Energy Partners LP, Fort Worth, TX
Bob Reeves, 817-339-0918
rcreeves@encoreacq.com
Diane Weaver, 817-339-0803
dweaver@encoreacq.com

Encore Energy Partners LP
Condensed Consolidated Statements of Operations
(in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007 (1)
Revenues:
Oil	$37,195	$8,160
Natural gas	7,002	4,613
Marketing and other	2,859	1,238

Total revenues	47,056	14,011

Expenses:
Production:
Lease operations	6,058	2,691
Production, ad valorem, and severance taxes	4,798	1,475
Depletion, depreciation, and amortization	9,120	3,706
Exploration	29	31
General and administrative	2,922	555
Marketing	2,393	1,080
Derivative fair value loss	15,587	3,683
Other operating	351	145

Total operating expenses	41,258	13,366

Operating income	5,798	645

Other income (expenses):
Interest	(1,640)	(1,102)
Other	17	—

Total other income (expenses)	(1,623)	(1,102)

Income (loss) before income taxes	4,175	(457)
Income tax provision	(90)	(32)

Net income (loss)	$4,085	$(489)

Net income allocation:
Limited partners’ interest in net income	$383

General partner’s interest in net income	$35

Net income per common unit:
Basic	$0.01
Diluted	$0.01

Weighted average common units outstanding:
Basic	28,273
Diluted	28,632

(1)	Because the assets acquired from EAC in the Permian and Williston Basins were acquired from an affiliate, the acquisition is accounted for as a transaction between entities under common control, similar to a pooling, whereby the assets and liabilities are recorded at EAC’s historical cost and the historical financial information is recast to include the acquired properties. As a result, the historical financial information of the Partnership has been recast to include the historical operating results and related production volumes of the Permian and Williston Basin assets throughout the periods presented.

Encore Energy Partners LP
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007 (1)
Net income (loss)	$4,085	$(489)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Non-cash and other items	26,384	7,936
Changes in operating assets and liabilities	(7,521)	(4,562)

Net cash provided by operating activities	22,948	2,885

Net cash used in investing activities	(5,020)	(329,670)

Financing activities:
Net proceeds from long-term debt	117,310	237,500
Distributions to affiliates in connection with acquisition of Permian and Williston Basin assets	(125,401)	—
Distributions to unitholders	(9,835)	—
Distributions to owner	—	(3,853)
Contributions from owner in connection with purchase of Elk Basin assets	—	93,658

Net cash provided by (used in) financing activities	(17,926)	327,305

Increase in cash and cash equivalents	2	520
Cash and cash equivalents, beginning of period	3	—

Cash and cash equivalents, end of period	$5	$520

Encore Energy Partners LP
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2008	2007 (1)
Total assets	$484,906	$497,719

Liabilities (excluding long-term debt)	$56,100	$55,206
Long-term debt	165,000	47,500
Partners’ equity	263,806	395,013

Total liabilities and partners’ equity	$484,906	$497,719

Working capital (a)	$2,917	$2,750

(a)	Working capital is defined as current assets minus current liabilities.

(1)	Because the assets acquired from EAC in the Permian and Williston Basins were acquired from an affiliate, the acquisition is accounted for as a transaction between entities under common control, similar to a pooling, whereby the assets and liabilities are recorded at EAC’s historical cost and the historical financial information is recast to include the acquired properties. As a result, the historical financial information of the Partnership has been recast to include the historical operating results and related production volumes of the Permian and Williston Basin assets throughout the periods presented.

Encore Energy Partners LP
Selected Operating Results
(unaudited)

	Three Months Ended
	March 31,
	2008	2007 (1)
Production volumes:
Oil (MBbls)	426	174
Natural gas (MMcf)	888	665
Combined (MBOE)	574	285

Daily production:
Oil (Bbls/D)	4,682	4,089
Natural gas (Mcf/D)	9,760	7,881
Combined (BOE/D)	6,309	5,402

Average realized prices:
Oil (per Bbl)	$87.30	$46.84
Natural gas (per Mcf)	7.88	6.93
Combined (per BOE)	76.99	44.80

Average costs per BOE:
Lease operations expense	$10.55	$9.44
Production, ad valorem, and severance taxes	8.36	5.17
Depletion, depreciation, and amortization	15.89	13.00
Exploration	0.05	0.11
General and administrative	5.09	1.95
Derivative fair value loss	27.15	12.92
Other operating	0.61	0.51
Marketing gain	(0.81)	(0.55)

(1)	Because the assets acquired from EAC in the Permian and Williston Basins were acquired from an affiliate, the acquisition is accounted for as a transaction between entities under common control, similar to a pooling, whereby the assets and liabilities are recorded at EAC’s historical cost and the historical financial information is recast to include the acquired properties. As a result, the historical financial information of the Partnership has been recast to include the historical operating results and related production volumes of the Permian and Williston Basin assets throughout the periods presented.

Encore Energy Partners LP
Commodity Derivative Summary as of May 6, 2008
(unaudited)
Oil Derivative Contracts (b)

	Daily	Average	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Short Floor	Short Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price	Volume	Price
	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)
May— Dec. 2008
	880	$80.00	—	$—	440	$107.60	—	$—
	2,000	75.00	—	—	—	—	—	—
	2,500	65.00	(2,000)	65.00	—	—	—	—
2009
	880	80.00	—	—	440	97.75	—	—
	2,250	75.00	—	—	—	—	—	—
	1,250	63.40	(1,250)	65.00	—	—	1,000	68.70
2010
	880	80.00	—	—	440	93.80	—	—
	2,000	75.00	—	—	1,000	77.23	—	—
	2,000	65.00	(2,000)	65.00	—	—	—	—
2011
	1,880	80.00	—	—	1,440	95.41	—	—
	1,000	70.00	—	—	—	—	—	—
Natural Gas Derivative Contracts (b)

	Daily	Average	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Short Floor	Short Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price	Volume	Price
	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)
May— Dec. 2008
	3,800	$8.20	—	$—	3,800	$9.83	—	$—
	3,800	7.20	—	—	—	—	—	—
2009
	3,800	8.20	—	—	3,800	9.83	—	—
	3,800	7.20	—	—	—	—	—	—
2010
	3,800	8.20	—	—	3,800	9.58	—	—
	3,800	7.20	—	—	—	—	—	—

(b)	Oil prices represent NYMEX WTI monthly average prices, while gas prices represent IF Houston Ship Channel prices. The differential between IF HSC and NYMEX Henry Hub is approximately $0.20 per Mcf.

Encore Energy Partners LP
Non-GAAP Financial Measures
(in thousands)
(unaudited)
     This press release includes a discussion of Adjusted EBITDAX, which is a non-GAAP financial measure. The following table provides reconciliations of Adjusted EBITDAX to net income (loss) and net cash provided by operating activities, the Partnership’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP.

	Three Months Ended March 31,
	2008	2007 (1)
Net income (loss)	$4,085	$(489)
Depletion, depreciation, and amortization	9,120	3,706
Non-cash unit-based compensation expense	1,130	—
Exploration	29	31
Interest expense and other	1,623	1,102
Income taxes	90	32
Non-cash derivative fair value loss	15,758	3,683

Adjusted EBITDAX	31,835	8,065
Change in other operating assets and liabilities	(6,325)	(2,511)
Other non-cash expenses	318	539
Interest expense and other	(1,623)	(1,102)
Cash exploration expense	(9)	(26)
Current income taxes	(52)	(29)
Purchased options	(1,196)	(2,051)

Net cash provided by operating activities	$22,948	$2,885

     Adjusted EBITDAX is used as a supplemental financial measure by the Partnership’s management and by external users of the Partnership’s financial statements, such as investors, commercial banks, research analysts, and others, to assess (1) the financial performance of the Partnership’s assets without regard to financing methods, capital structure, or historical cost basis; (2) the ability of the Partnership’s assets to generate cash sufficient to pay interest costs and support its indebtedness; (3) the Partnership’s operating performance and return on capital as compared to those of other entities in the oil and natural gas industry, without regard to financing or capital structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
     Adjusted EBITDAX should not be considered an alternative to net income, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. The Partnership’s definition of Adjusted EBITDAX may not be comparable to similarly titled measures of another entity because all companies may not calculate Adjusted EBITDAX in the same manner.
(1) Because the assets acquired from EAC in the Permian and Williston Basins were acquired from an affiliate, the acquisition is accounted for as a transaction between entities under common control, similar to a pooling, whereby the assets and liabilities are recorded at EAC’s historical cost and the historical financial information is recast to include the acquired properties. As a result, the historical financial information of the Partnership has been recast to include the historical operating results and related production volumes of the Permian and Williston Basin assets throughout the periods presented.
     This press release also includes a discussion of “Distributable Cash Flow”, which is a non-GAAP financial measure. The following table provides a reconciliation of distributable cash flow to net income and net cash provided by operating activities, the Partnership’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP.

Three Months
Ended March 31,
2008
Net income	$4,085
Depletion, depreciation, and amortization	9,120
Non-cash unit-based compensation expense	1,130
Non-cash derivative fair value loss	15,758
Exploration	29
Development capital	(5,849)
Capital maintenance reserves	2,424

Distributable Cash Flow	26,697
Change in other operating assets and liabilities	(6,325)
Other non-cash expenses	356
Cash exploration expense	(9)
Purchased options	(1,196)
Development capital	5,849
Capital maintenance reserves	(2,424)

Net cash provided by operating activities	$22,948

     The Partnership believes that Distributable Cash Flow is a useful measure of the Partnership’s financial and operating performance and its ability to continue to make quarterly distributions.
     Distributable Cash Flow should not be considered an alternative to net income, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. The Partnership’s definition of Distributable Cash Flow may not be comparable to similarly titled measures of another entity because all entities may not calculate Distributable Cash Flow in the same manner.
     This press release also includes a discussion of “Net income excluding certain charges”, which is a non-GAAP financial measure. The following table provides a reconciliation of net income excluding certain charges to net income, the Partnership’s most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended March 31, 2008
	Total	Per Diluted Unit
Net income	$4,085	$0.01
Add:
Non-cash unit-based compensation expense	1,130	0.04
Non-cash derivative fair value loss excluding premium amortization	13,621	0.47

Net income excluding certain charges	$18,836	$0.52

     The Partnership believes that the exclusion of these charges enables it to evaluate operations more effectively period-over-period and to identify operating trends that could otherwise be masked by the excluded items.
     Net income excluding certain charges should not be considered an alternative to net income, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. The Partnership’s definition of net income (loss) excluding certain charges may not be comparable to similarly titled measures of another entity because all entities may not calculate net income (loss) excluding certain charges in the same manner.